Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2016 SECOND QUARTER

San Antonio, August 4, 2016 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the second quarter ended June 30, 2016.

“We continue to benefit from our strategic initiatives to streamline our Americas and International outdoor businesses and to build out our digital capabilities,” said Bob Pittman, Chairman and Chief Executive Office of Clear Channel Outdoor Holdings, Inc. “Our investments in innovative digital technologies and our ability to win new contracts to secure prime display locations are providing the flexible and creative solutions that our advertising partners need to reach consumers who are increasingly spending more time out of home.”

“We’re pleased with our Clear Channel results,” said Rich Bressler, Chief Financial Officer. “Americas outdoors continues to successfully execute on its strategy with its streamlined organization while International outdoor delivered overall revenue growth.”

Key Financial Highlights

The Company’s key financial highlights for the second quarter of 2016 include:

•	Consolidated revenue decreased 1.5%. Consolidated revenue increased 3.2%, after adjusting for a $6.2 million impact from movements in foreign exchange rates and the $27.1 million impact of the non-strategic outdoor markets we sold in the first quarter of 2016.

•	Americas revenues decreased $15.8 million, or 4.6%. Revenues increased $14.3 million, or 4.6%, after adjusting for a $3.0 million impact from movements in foreign exchange rates and a $27.1 million impact from the sale of non-strategic markets.

•	International revenues increased $5.1 million, or 1.3%. Revenues increased $8.3 million, or 2.2%, after adjusting for a $3.2 million impact from movements in foreign exchange rates.

•	Operating income decreased 63.7% to $34.5 million. OIBDAN decreased 3.0%. OIBDAN[1] increased 4.3%, excluding the impact from movements in foreign exchange rates and the impact of the non-strategic outdoor markets we sold in the first quarter of 2016.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed 546 digital displays across our markets increasing the digital billboards to 1,074 in 28 markets in North America and to more than 8,100 across 18 international markets.

•	Signed a multi-year agreement to provide first-ever comprehensive digital ad network at the Minneapolis-St. Paul International Airport, with 36 million passengers who pass through the airport annually.

•	Awarded the contract to manage Barcelona’s outdoor street furniture advertising, three months after International outdoor’s successful bid to manage Madrid’s street furniture.

•	Announced the launch of a series of new wallscapes and bulletins at the Sunset Millennium premier real estate development project in West Hollywood, CA that are among the largest out-of-home media available in the Los Angeles area - offering advertisers the opportunity to reach a highly influential audience in the heart of Sunset Strip.

•	Unveiled a new iHeartRadio billboard in an iconic New York City location: atop the historic Ruppert Ice House overlooking the Triborough/RFK Brdige leading into Manhattan and out of the Bronx. The billboard itself will be over 8,000 square feet, which is the size of 12 traditional roadside billboards, and in addition to the iHeartRadio logo, the board will feature a digital ticker promoting iHeartRadio New York City radio stations and future events.

•	Sponsored the Outdoor Lions Awards for the seventh consecutive year at the Cannes Lions International Festival of Creativity. Clear Channel teams were key collaborators in campaigns that won Bronze Lions: Clear Channel Switzerland won a Bronze Lion for its work on ‘The Great Escape’ for Graubuenden Ferien, while Clear Channel Belgium earned three Bronze Lions - one for the Audi ‘City Lights’ campaign and two for the ‘#No Filter’ campaign.

•	Announced plans to extend Clear Channel UK’s Adshel Live network of state-of-the art digital 6-sheet screens on bus shelters as well as free-standing units in 28 of the UK’s largest cities.

GAAP Measures by Segment

(In thousands)	Three Months Ended June 30,			Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Revenue
Americas	$325,533	$341,286	(4.6)%	$608,061	$637,149	(4.6)%
International	386,613	381,533	1.3%	694,806	700,713	(0.8)%

Consolidated revenue	$712,146	$722,819	(1.5)%	$1,302,867	$1,337,862	(2.6)%

Direct Operating and SG&A expenses[1]
Americas	$197,869	$207,058	(4.4)%	$391,210	$408,929	(4.3)%
International	303,759	297,806	2.0%	580,913	586,036	(0.9)%

Consolidated Direct Operating and SG&A expenses[1]	$501,628	$504,864	(0.6)%	$972,123	$994,965	(2.3)%

Operating income
Americas	$80,139	$83,115	(3.6)%	$123,210	$126,767	(2.8)%
International	44,677	42,771	4.5%	37,836	31,280	21.0%
Corporate	(30,924)	(31,490)	(1.8)%	(60,562)	(61,556)	(1.6)%
Other operating income (loss), net	(59,384)	659	(9,111.2)%	225,390	(4,785)	(4,810.3)%

Consolidated Operating income	$34,508	$95,055	(63.7)%	$325,874	$91,706	255.3%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization) as presented in Table 1.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended June 30,			Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Revenue excluding movements in foreign exchange
Americas	$328,519	$341,286	(3.7)%	$616,062	$637,149	(3.3)%
International	389,805	381,533	2.2%	708,103	700,713	1.1%

Consolidated revenue excluding movements in foreign exchange	$718,324	$722,819	(0.6)%	$1,324,165	$1,337,862	(1.0)%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$200,170	$207,058	(3.3)%	$397,485	$408,929	(2.8)%
International	306,421	297,806	2.9%	593,888	586,036	1.3%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$506,591	$504,864	0.3%	$991,373	$994,965	(0.4)%

OIBDAN
Americas	$127,664	$134,228	(4.9)%	$216,851	$228,220	(5.0)%
International	82,854	83,727	(1.0)%	113,893	114,677	(0.7)%
Corporate	(26,594)	(28,350)	(6.2)%	(52,448)	(55,178)	(4.9)%

Consolidated OIBDAN	$183,924	$189,605	(3.0)%	$278,296	$287,719	(3.3)%

OIBDAN excluding movements in foreign exchange
Americas	$128,349	$134,228	(4.4)%	$218,577	$228,220	(4.2)%
International	83,384	83,727	(0.4)%	114,215	114,677	(0.4)%
Corporate	(27,068)	(28,350)	(4.5)%	(53,349)	(55,178)	(3.3)%

Consolidated OIBDAN excluding movements in foreign exchange	$184,665	$189,605	(2.6)%	$279,443	$287,719	(2.9)%

Americas Outdoor revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$328,519	$314,183	4.6%	$613,592	$587,747	4.4%

Consolidated revenue, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$718,324	$695,716	3.2%	$1,321,695	$1,288,460	2.6%

Americas Outdoor OIBDAN, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$128,349	$121,596	5.6%	$217,877	$207,248	5.1%

Consolidated OIBDAN, excluding effects of foreign exchange and revenue from Americas Outdoor markets sold	$184,665	$176,973	4.3%	$278,743	$266,747	4.5%

Certain prior period amounts have been reclassified to conform to the 2016 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN excluding effects of foreign exchange rates and OIBDAN for each segment to segment and consolidated operating income; (ii) revenues excluding effects of foreign exchange rates to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange rates to direct operating and SG&A expenses; (iv) corporate expenses excluding non-cash compensation expenses to corporate expenses; (v) Consolidated and Americas outdoor revenues, direct operating and SG&A expenses and OIBDAN excluding the effects of foreign exchange rates and outdoor markets sold to Consolidated and Americas outdoor revenues, direct operating and SG&A expenses and operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Second Quarter 2016 Results

Consolidated

Consolidated revenue decreased $10.7 million, or 1.5%, during the second quarter of 2016 as compared to the second quarter of 2015. Consolidated revenue increased $22.6 million, or 3.2%, after adjusting for a $6.2 million impact from movements in foreign exchange rates and the $27.1 million impact of the non-strategic outdoor markets we sold in the first quarter of 2016.

Consolidated direct operating and SG&A expenses decreased $3.2 million, or 0.6%, during the second quarter of 2016 as compared to the same period in 2015. Consolidated direct operating and SG&A expenses increased $16.2 million, or 3.3%, in the second quarter, after adjusting for a $5.0 million impact of movements in foreign exchange rates and the $14.5 million impact of the non-strategic outdoor markets we sold in the first quarter of 2016.

Consolidated operating income decreased 63.7% to $34.5 million, during the second quarter of 2016 as compared to the second quarter of 2015, primarily due to the $56.6 million loss recognized in the second quarter of 2016 related to the disposal of the Company’s business in Turkey.

The Company’s OIBDAN was down 3.0% to $183.9 million, during the second quarter of 2016 as compared to the second quarter of 2015. The Company’s OIBDAN1 was up 4.3% in the second quarter 2016 compared to the same period of 2015, after adjusting for movements in foreign exchange rates and the impact of the sale of non-strategic outdoor markets.

Included in the 2016 second quarter operating income and OIBDAN were $1.2 million of direct operating and SG&A expenses and $0.1 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, a decrease of $3.1 million compared to such expenses in the prior year.

Americas

Americas outdoor revenues decreased $15.8 million, or 4.6%, during the second quarter of 2016 as compared to the second quarter of 2015. Revenues increased $14.3 million, or 4.6%, after adjusting for a $3.0 million impact from movements in foreign exchange rates and a $27.1 million impact from the non-strategic markets sold in the first quarter of 2016. In the first quarter of 2016, we sold nine non-strategic markets which generated revenues of $27.1 million in the second quarter of 2015. The decrease resulting from these sales was partially offset by increased revenues from digital billboards as a result of new deployments and higher occupancy on existing digital billboards, as well as new airport contracts and higher revenues from print bulletins.

Direct operating and SG&A expenses decreased $9.2 million, or 4.4%, during the second quarter of 2016 as compared to the second quarter of 2015. Direct operating and SG&A expenses increased $7.6 million, or 3.9%, during the second quarter 2016, after adjusting for a $2.3 million impact from movements in foreign exchange rates and the $14.5 million impact from the sale of non-strategic markets, primarily due to higher variable site lease and variable compensation expense, and increased expenses for property taxes.

Operating income decreased 3.6% to $80.1 million. OIBDAN was down $6.6 million, or 4.9%, during the second quarter of 2016 as compared to the second quarter of 2015. OIBDAN increased 5.6% during the second quarter 2016, after adjusting for a $0.7 million impact from movements in foreign exchange rates and the $12.6 million impact from sale of non-strategic markets.

International

International outdoor revenues increased $5.1 million, or 1.3%, during the second quarter of 2016 as compared to the second quarter of 2015. Revenues increased $8.3 million, or 2.2%, during the second quarter 2016, after adjusting for a $3.2 million impact from movements in foreign exchange rates. Higher revenue from new digital assets in Australia and new contracts and higher occupancy across several countries including France and China, was partially offset by lower revenue in the United Kingdom, as a result of the London bus shelter contract not being renewed.

Direct operating and SG&A expenses increased $6.0 million, or 2.0%, during the second quarter of 2016 as compared to the second quarter of 2015. Direct operating and SG&A expenses increased $8.6 million, or 2.9%, during the second quarter 2016, after adjusting for a $2.7 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased primarily due to higher site lease, production and compensation expenses related to higher revenues, as well as higher office expenses in China and the United Kingdom, partially offset by lower site lease expense due to lower revenue in the United Kingdom.

Operating income increased 4.5% to $44.7 million. OIBDAN was down $0.9 million, or 1.0%, during the second quarter of 2016 as compared to the second quarter of 2015. OIBDAN decreased $0.4 million, or 0.4%, during the second quarter 2016, after adjusting for a $0.5 million impact from movements in foreign exchange rates.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues increased $0.6 million to $319.2 million in the second quarter of 2016 compared to the same period in 2015. This decrease includes a $3.1 million impact from movements in foreign exchange rates.

CCIBV’s operating loss was $39.1 million in the second quarter of 2016 compared to operating income of $17.3 million in the same period in 2015. Operating income (loss) decreased primarily due to the loss of $56.6 million on the sale of the outdoor market in Turkey.

Liquidity and Financial Position

For the six months ended June 30, 2016, cash flow provided by operating activities was $88.8 million, cash flow provided by investing activities was $454.7 million, cash flow used for financing activities was $516.9 million, and there was $0.2 million impact from movements in foreign exchange rates on cash. The net increase in cash from December 31, 2015 was $26.8 million.

Capital expenditures for the six months ended June 30, 2016 were approximately $97.1 million compared to $90.0 million for the same period in 2015.

In the first quarter of 2016, Americas outdoor sold nine non-strategic outdoor markets including Cleveland and Columbus, Ohio, Des Moines, Iowa, Ft. Smith, Arkansas, Memphis, Tennessee, Portland, Oregon, Reno, Nevada, Seattle, Washington and Wichita, Kansas for net proceeds, including cash and certain advertising assets in Florida, totaling $594.0 million. These markets contributed $2.5 million and $49.4 million in revenue during the six months ended June 30, 2016 and 2015, respectively.

On February 4, 2016, the Board paid a special cash dividend of $540.0 million to our stockholders using proceeds relating to a $300 million demand on the intercompany note owed by iHeartCommunications to the Company and a portion of the proceeds from the sale of non-strategic domestic outdoor markets.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on August 4, 2016 at 8:30 a.m. Eastern Time. The conference call number is (800) 707-9573 (U.S. callers) and (651) 291-3820 (International callers) and the passcode for both is 398436. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 398436. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$712,146	$722,819	$1,302,867	1,337,862
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	366,061	372,342	709,755	735,313
Selling, general and administrative expenses (excludes depreciation and amortization)	135,567	132,522	262,368	259,652
Corporate expenses (excludes depreciation and amortization)	29,652	30,154	57,891	58,907
Depreciation and amortization	86,974	93,405	172,369	187,499
Other operating income (expense), net	(59,384)	659	225,390	(4,785)

Operating income (loss)	34,508	95,055	325,874	91,706
Interest expense	94,650	88,556	188,523	177,972
Interest income on Due from iHeartCommunications	11,291	15,049	24,004	30,302
Equity in earnings (loss) of nonconsolidated affiliates	(232)	(351)	(647)	171
Other income, net	(33,871)	15,276	(39,674)	35,214

Income (loss) before income taxes	(82,954)	36,473	121,034	(20,579)
Income tax benefit (expense)	21,712	(27,187)	(41,200)	(3,088)

Consolidated net income (loss)	(61,242)	9,286	79,834	(23,667)
Less: Amount attributable to noncontrolling interest	7,857	7,876	8,833	8,441

Net income (loss) attributable to the Company	$(69,099)	$1,410	$71,001	$(32,108)

For the three months ended June 30, 2016, foreign exchange rate movements decreased the Company’s revenues by $6.2 million and decreased direct operating expenses by $3.6 million, SG&A expenses by $1.4 million and Corporate expenses by $0.5 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2016 and December 31, 2015:

(In millions)	June 30,	December 31,
	2016	2015
Cash and cash equivalents	439.5	412.7
Total current assets	1,338.4	1,567.7
Net property, plant and equipment	1,523.1	1,628.0
Due from iHeartCommunications	689.6	930.8
Total assets	5,698.1	6,306.8
Current liabilities (excluding current portion of long-term debt)	651.2	916.3
Long-term debt (including current portion of long-term debt)	5,115.2	5,110.8
Shareholders’ deficit	(966.4)	(569.7)

TABLE 3 - Total Debt

At June 30, 2016 and December 31, 2015, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	June 30,	December 31,
	2016	2015
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	225.0	225.0
Other debt	18.4	19.0
Original issue discount	(7.3)	(7.8)
Long-term debt fees	(45.9)	(50.4)

Total debt	5,115.2	5,110.8
Cash	439.5	412.7

Net Debt	$4,675.7	$4,698.1

The current portion of long-term debt was $4.6 million and $4.3 million as of June 30, 2016 and December 31, 2015, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2016 and 2015. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income, net.

In the second quarter of 2016, the Company revised its presentation of OIBDAN to eliminate the adjustment for amortization of deferred system implementation costs. The Company incurred these costs for the first time during 2015 and excluded them from its calculation of OIBDAN in 2015 to enhance comparability of the Company’s underlying financial performance during 2015 as compared to 2014. As amortization of deferred system implementation costs are now reflected in both the 2015 and 2016 periods, and are recurring expenses, the Company no longer believes excluding these costs enhances the comparability of the Company’s underlying financial performance. The Company does not believe this change will have a significant impact on its OIBDAN presentation.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expensesand OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results of Americas markets sold and (iv) corporate expenses, excluding non-cash compensation expenses.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas markets. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results of Americas markets sold, for the consolidated Company and the Americas segment, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results of the markets that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN excluding effects of foreign exchange and OIBDAN for each segment to consolidated and segment operating income; (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Direct operating and SG&A expenses excluding the effects of foreign exchange to direct operating and SG&A expenses; (iv) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; (v) Consolidated and Americas revenues, direct operating and SG&A expenses and OIBDAN excluding the effects of foreign exchange and outdoor markets sold to Consolidated and Americas revenues, direct operating and SG&A expenses and Operating income.

Reconciliation of OIBDAN excluding effects of foreign exchange rates and OIBDAN for each segment to Consolidated and Segment Operating Income

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income
Three Months Ended June 30, 2016
Americas	$128,349	$(685)	$127,664	$—	$47,525	$—	$80,139
International	83,384	(530)	82,854	—	38,177	—	44,677
Corporate	(27,068)	474	(26,594)	3,058	1,272	—	(30,924)
Other operating expense, net	—	—	—	—	—	59,384	(59,384)

Consolidated	$184,665	$(741)	$183,924	$3,058	$86,974	$59,384	$34,508

Three Months Ended June 30, 2015
Americas	$134,228	$—	$134,228	$—	$51,113	$—	$83,115
International	83,727	—	83,727	—	40,956	—	42,771
Corporate	(28,350)	—	(28,350)	1,804	1,336	—	(31,490)
Other operating income, net	—	—	—	—	—	(659)	659

Consolidated	$189,605	$—	$189,605	$1,804	$93,405	$(659)	$95,055

Six Months Ended June 30, 2016
Americas	$218,577	$(1,726)	$216,851	$—	$93,641	$—	$123,210
International	114,215	(322)	113,893	—	76,057	—	37,836
Corporate	(53,349)	901	(52,448)	5,443	2,671	—	(60,562)
Other operating income, net	—	—	—	—	—	(225,390)	225,390

Consolidated	$279,443	$(1,147)	$278,296	$5,443	$172,369	$(225,390)	$325,874

Six Months Ended June 30, 2015
Americas	$228,220	$—	$228,220	$—	$101,453	$—	$126,767
International	114,677	—	114,677	—	83,397	—	31,280
Corporate	(55,178)	—	(55,178)	3,729	2,649	—	(61,556)
Other operating expense, net	—	—	—	—	—	4,785	(4,785)

Consolidated	$287,719	$—	$287,719	$3,729	$187,499	$4,785	$91,706

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$712,146	$722,819	(1.5)%	$1,302,867	1,337,862	(2.6)%
Excluding: Foreign exchange decrease	6,178	—		21,298	—

Consolidated revenue excluding effects of foreign exchange	$718,324	$722,819	(0.6)%	$1,324,165	$1,337,862	(1.0)%

Americas revenue	$325,533	$341,286	(4.6)%	$608,061	$637,149	(4.6)%
Excluding: Foreign exchange decrease	2,986	—		8,001	—

Americas revenue excluding effects of foreign exchange	$328,519	$341,286	(3.7)%	$616,062	$637,149	(3.3)%

International revenue	$386,613	$381,533	1.3%	$694,806	$700,713	(0.8)%
Excluding: Foreign exchange decrease	3,192	—		13,297	—

International revenue excluding effects of foreign exchange	$389,805	$381,533	2.2%	$708,103	$700,713	1.1%

Reconciliation of Direct operating and SG&A expenses excluding effects of foreign exchange rates to Direct operating and SG&A expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated direct operating and SG&A expenses	$501,628	$504,864	(0.6)%	$972,123	$994,965	(2.3)%
Excluding: Foreign exchange decrease	4,963	—		19,250	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$506,591	$504,864	0.3%	$991,373	$994,965	(0.4)%

Americas direct operating and SG&A expenses	$197,869	$207,058	(4.4)%	$391,210	$408,929	(4.3)%
Excluding: Foreign exchange decrease	2,301	—		6,275	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$200,170	$207,058	(3.3)%	$397,485	$408,929	(2.8)%

International direct operating and SG&A expenses	$303,759	$297,806	2.0%	$580,913	$586,036	(0.9)%
Excluding: Foreign exchange decrease	2,662	—		12,975	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$306,421	$297,806	2.9%	$593,888	$586,036	1.3%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Corporate Expense	$29,652	$30,154	(1.7)%	$57,891	$58,907	(1.7)%
Less: Non-cash compensation expense	(3,058)	(1,804)		(5,443)	(3,729)

Corporate Expense excluding non-cash compensation expense	$26,594	$28,350	(6.2)%	$52,448	$55,178	(4.9)%

Reconciliation of Consolidated and Americas Outdoor Revenue, Direct operating and SG&A expenses and OIBDAN, excluding Effects of Foreign Exchange Rates and results of Americas Outdoor markets sold to Consolidated and Americas Outdoor Revenue, Direct operating and SG&A expenses and Operating income

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2016	2015		2016	2015
Consolidated revenue	$712,146	$722,819	(1.5)%	$1,302,867	$1,337,862	(2.6)%
Excluding: Revenue from Americas markets sold	—	(27,103)		(2,470)	(49,402)
Excluding: Foreign exchange decrease	6,178	—		21,298	—

Consolidated revenue, excluding effects of foreign exchange and revenue from Americas markets sold	$718,324	$695,716	3.2%	$1,321,695	$1,288,460	2.6%

Consolidated direct operating and SG&A expenses	$501,628	$504,864	(0.6)%	$972,123	$994,965	(2.3)%
Excluding: Operating expenses from Americas markets sold	—	(14,471)		(1,770)	(28,430)
Excluding: Foreign exchange decrease	4,963	—		19,250	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from Americas markets sold	$506,591	$490,393	3.3%	$989,603	$966,535	2.4%

Consolidated operating income	$34,508	$95,055	(63.7)%	$325,874	$91,706	255.3%
Excluding: Revenue, direct operating and SG&A expenses of Americas Outdoor markets sold	—	(12,632)		(700)	(20,972)
Excluding: Foreign exchange decrease	741	—		1,147	—
Excluding: Non-cash compensation expense	3,058	1,804		5,443	3,729
Excluding: Depreciation and amortization	86,974	93,405		172,369	187,499
Excluding: Other operating (income) expense, net	59,384	(659)		(225,390)	4,785

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas markets sold	$184,665	$176,973	4.3%	$278,743	$266,747	4.5%

Americas revenue	$325,533	$341,286	(4.6)%	$608,061	$637,149	(4.6)%
Excluding: Revenue from Americas markets sold	—	(27,103)		(2,470)	(49,402)
Excluding: Foreign exchange decrease	2,986	—		8,001	—

Americas revenue, excluding effects of foreign exchange and revenue from Americas markets sold	$328,519	$314,183	4.6%	$613,592	$587,747	4.4%

Americas direct operating and SG&A expenses	$197,869	$207,058	(4.4)%	$391,210	$408,929	(4.3)%
Excluding: Operating expenses from Americas Outdoor markets sold	—	(14,471)		(1,770)	(28,430)
Excluding: Foreign exchange decrease	2,301	—		6,275	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from Americas markets sold	$200,170	$192,587	3.9%	$395,715	$380,499	4.0%

Americas Outdoor operating income	$80,139	$83,115	(3.6)%	$123,210	$126,767	(2.8)%
Excluding: Revenue, direct operating and SG&A expenses of Americas Outdoor markets sold	—	(12,632)		(700)	(20,972)
Excluding: Foreign exchange decrease	685	—		1,726	—
Excluding: Depreciation and amortization	47,525	51,113		93,641	101,453

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from Americas markets sold	$128,349	$121,596	5.6%	$217,877	$207,248	5.1%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with over 600,000 displays in 35 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,074 digital billboards across 28 markets in North America. Clear Channel Outdoor Holdings’ International segment operates in 21 countries across Asia, Australia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions, including as a result of the United Kingdom’s decision to exit the European Union; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or other liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders; and the impact of these and additional factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.